EXHIBIT (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

EACH CLASS A COMMON SHARE

OF

VASTA PLATFORM LIMITED

AT

U.S.$5.00 PER CLASS A COMMON SHARE

BY

COGNA EDUCAÇÃO S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON OCTOBER 15, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

As set forth in the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your issued and outstanding Class A Common Shares, par value U.S.$0.00005 per share (the “Class A Common Shares” or the “Securities”) of Vasta Platform Limited, a Cayman Islands exempted company with limited liability (the “Company”), are not immediately available or cannot be delivered to Equiniti Trust Company, LLC (the “Tender Agent”) prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Tender Agent prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Tender Agent. Unless the context otherwise requires, all references to the shares shall refer to the Class A Common Shares of the Company.

The Tender Agent for the Offer is

Equiniti Trust Company, LLC

To be received by 5:00 p.m. New York City time on October 15, 2025.

By Mail:	By hand, express mail, courier, or other expedited service:

Equiniti Trust Company, LLC

Operations Center

Attn: Onbase - Reorganization Department

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120

Phone: Toll-free (877) 248-6417 /

(718) 921-8317

Fax (718) 765-8758

Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department Phone: Toll-free (877) 248-6417 / (718) 921-8317 Fax (718) 765-8758

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Cogna Educação S.A., a company organized under the laws of the Federative Republic of Brazil (the “Purchaser”), on the terms and subject to the conditions set forth in the Offer to Purchase dated September 17, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the Class A Common Shares of the Company.

Number of shares to be tendered:  __________ shares*

*   Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

☐	The undersigned hereby tenders shares at and is willing to accept the Purchase Price determined by The Company pursuant to the Offer.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address:

Zip Code:

Daytime Area Code and Telephone Number:

Signature:

Dated:

If shares will be tendered by book-entry transfer, check this box ☐  and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Tender Agent either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase)

in the case of a book-entry delivery, and any other required documents, within one trading day (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Tender Agent and must deliver the Letter of Transmittal and certificates for shares to the Tender Agent within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

Note: Do not send certificates for shares with this Notice of Guaranteed Delivery.
Certificates for Shares should be sent with your Letter of Transmittal.

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